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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ENTROPIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTROPIN, INC.
45926 Oasis Street
Indio, CA 92201

PROXY STATEMENT

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Entropin, Inc., a Colorado corporation, for use at the annual meeting of shareholders to be held on Friday, June 14, 2002, beginning at 9:00 a.m., Pacific Daylight Saving Time, or at any continuation, postponement or adjournment of the meeting. Our annual meeting will be held at Indian Wells Resort Hotel, 76661 Highway 111, Indian Wells, California 92210. This proxy statement is dated May 2, 2002 and is first being mailed to our shareholders on or about May 2, 2002.

REVOCABILITY OF PROXY

        If you execute and return the enclosed proxy card, it will be voted on the proposals as you indicate. You may revoke your proxy at any time prior to its use by notice in writing to our corporate secretary, by executing a later dated proxy and delivering it to us prior to the meeting or by voting in person at the meeting.

SOLICITATION

        We will pay the cost of preparing, assembling and mailing the notice of meeting, the proxy statement and the proxy card, miscellaneous costs with respect to the proxy materials and solicitation of the proxies. We also may use the services of our directors, officers and employees to solicit proxies, personally or by telephone and telegraph, but at no additional salary or compensation. We intend to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold such shares and request authority for the execution of the proxies. We will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        Shareholders of record at the close of business on April 26, 2002 will be entitled to vote on all matters. On the record date, 9,863,920 shares of our common stock were outstanding. You are entitled to one vote per share. We have no classes of voting securities outstanding other than our common stock. One-third of the issued and outstanding shares of all classes of voting securities entitled to vote, represented in person or by proxy, constitutes a quorum at any meeting of our shareholders. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Broker non-votes and abstentions will not have any effect on the proposals to elect directors or ratify our board of directors' selection of accountants, but will have the effect of a vote against the proposal to reincorporate in Delaware.

        The following table sets forth certain information regarding the holdings of our common stock by (1) each person who, as of April 1, 2002 holds of record or is known by us to hold beneficially or of record, more than 5% of our common stock, (2) each executive officer and director, and (3) all officers and directors as a group. The address of each person is our address at 45926 Oasis Street, Indio, California 92201. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Shares of our common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the record date are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Higgins D. Bailey	1,657,150	(1)	13.86
Wilson S. Benjamin	93,334	(2)	0.78
Randall L. Carpenter	21,334	(3)	0.18
Joseph R. Ianelli	80,834	(4)	0.68
Patricia G. Kriss	37,675	(5)	0.32
Paul V. Maier	26,003	(3)	0.22
Bruce R. Manning	16,667	(4)	0.14
Dennis K. Metzler	10,000	(6)	0.08
Thomas G. Tachovsky	109,200	(7)	0.91
Thomas T. Anderson	1,349,693		11.29
Donald Hunter	642,758	(8)	5.37
James E. Wynn	511,085	(9)	4.27
All current directors and executive officers as a group (9 persons)	2,052,197		17.16

(1)
Includes 1,289,093 shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey, and 345,834 shares that are issuable upon exercise of stock options.

(2)
Includes 50,000 shares owned indirectly by ATO Ram 2, Ltd. of which Mr. Benjamin is partner and 43,334 shares that are issuable upon exercise of stock options.

(3)
Includes 20,000 shares issuable upon exercise of stock options.

(4)
Represents shares issuable upon exercise of stock options.

(5)
Includes 1,300 shares held by Ms. Kriss, 800 shares held in the Ronald F. Kriss IRA, 1,075 shares owned jointly by Ronald F. Kriss and Patricia G. Kriss, and 34,500 shares issuable upon exercise of stock options. Does not include 95,000 shares issuable upon exercise of stock options which are not vested. Ronald F. Kriss is the husband of Ms. Kriss.

(6)
Includes 5,000 shares issuable upon exercise of stock options.

(7)
Includes 103,200 shares issuable upon exercise of stock options. Does not include 400,000 shares issuable upon exercise of stock options which are not vested.

(8)
Information is based upon public documents. Includes 43,900 shares are held in the name of Deloras Decker Hunter, Trustee of the Deloras Decker Hunter Generation Skipping Trust and 80,000 held directly by Mr. Hunter. Deloras Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 43,900 shares. Also includes 457,500 shares that are issuable upon exercise of stock options.

(9)
Information is based upon public documents and information provided to the Company prior to Dr. Wynn's resignation. Of these shares, 401,085 shares are owned in joint tenancy with Joyce Wynn, the spouse of Dr. Wynn, 45,000 shares are held solely by Joyce Wynn, and 65,000 shares are issuable upon exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

        Three directors will be elected at the annual meeting. Our board of directors is divided into three classes with staggered terms of office. The Class II directors to be elected are Wilson S. Benjamin, Joseph R. Ianelli and Bruce R. Manning. The directors will serve until the date of our 2005 annual meeting of shareholders. At each annual meeting after 2002, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. The Class III directors, Higgins D. Bailey, Dennis K. Metzler and Thomas G. Tachovsky will continue to serve until our 2003 annual meeting of shareholders; the existing Class I directors, Paul V. Maier and Randall L. Carpenter will continue to serve until our 2004 annual meeting of shareholders. Bruce R. Manning was appointed by our board of directors to fill a vacancy and will serve as a Class II director. Dennis K. Metzler was appointed by our board of directors to expand the total number of directors and will serve as a Class III director.

        Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting. You do not have the right to cumulate votes in the election of directors. If, prior to the annual meeting, any nominee should become unavailable for election, an event which currently is not anticipated by our board of directors, the proxies will be voted for the election of such substitute nominee or nominees as the board of directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for all of the individuals who have been directors since the 2001 annual meeting of our shareholders and for each person nominated.

        Higgins D. Bailey, Ed.D. joined us as an officer and director in July 1992 and is currently our Chairman of the Board. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas T. Anderson is one of our principal Shareholders. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, a M.S. degree in program planning and personnel and an Ed.D. degree in administration and management from the University of California, Berkeley, California.

        Wilson S. Benjamin joined us as a director in February 2000. Since 1992 he has been the President and Chief Executive Officer of Al Fawaris Co. where he is responsible for Al Fawaris' investments and participation in the management of certain of its portfolio companies. Since 1992 he has also served as the Chairman of the Board of Directors and Chief Executive Officer of ATO Ram 2 Ltd. where he is responsible for managing ATO's operations and its investments in public and private companies in the United States, Europe and the Persian Gulf States. Since 1999, he has been the Chairman of the Board of Directors of Arab Commercial TV Co., a cable television broadcasting company. Mr. Benjamin received a B.A. in business administration from Al Hikma University in Baghdad, Iraq.

        Randall L. Carpenter, M.D joined us as a director in January 2001. From 1998 though 2000, Dr. Carpenter served as Vice President, Clinical Research & Development for Adolor Corporation and was the Director, 1998, and Associate Director, 1997 of Astra USA, Westboro, Massachusetts and Astra Pain Control, Sodertalje, Sweden. He has also served as an adjunct Associate Professor in the Department of Anesthesiology at Duke University Medical Center since 1998. From 1994 to 1997, he was an Associate Professor in the Department of Anesthesia at the Bowman Gray School of Medicine of Wake Forest University. Dr. Carpenter received a B.S. degree in Microbiology from the University of Michigan and a M.D. degree from the University of Michigan Medical School.

        Joseph R. Ianelli joined us as a director in February 2000. From 1999 through 2000 he was the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an internet website for physicians. From 1999 through 2000 he also served as the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc. a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra U.S.A., Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli received a B.A. in Biology from Marist College, a M.A. in Biology from the State University of New York and an M.B.A. from Iona College.

        Paul V. Maier joined us as a director in July 2000. Since 1992 he has been the Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. and has been a director and Chief Executive Officer of several of its subsidiaries. Mr. Maier has also been a Director, Vice Chairman and Treasurer of The Wellness Community in San Diego, California since 1993. Mr. Maier received a B.S. in Business Logistics from Pennsylvania State University and an M.B.A. from Harvard University.

        Bruce R. Manning joined us as a director in July 2001. Mr. Manning is the president of New England Biomedical Research, Inc. (NEBR), a consulting firm organized to provide regulatory affairs and product development services to the pharmaceutical, medical device and biotechnology industries. Prior to founding NEBR in 1990, he was vice president of regulatory affairs and product development for Astra Pharmaceutical Products. During his 20-year career with Astra, he developed and obtained regulatory approval for over 150 medical products. Mr. Manning's extensive experience with the FDA began early in his career when he was employed by the agency as a reviewer. He is a registered pharmacist with a B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston.

        Dennis K. Metzler joined us as a director in January 2002. Mr. Metzler is an attorney and entrepreneur with over 30 years of business experience. He is currently President of Metzler Enterprises, Inc., based in Fresno, California, and is involved in real estate development and various investment activities. Previously Mr. Metzler was Chief Executive Officer and co-owner of his family's diversified and integrated farming business, H.P. Metzler & Sons, based in Fresno, California. Earlier, Mr. Metzler practiced law in Los Angeles for twelve years with the law firm of Shutan and Trost (now Sidley, Austin, Brown & Wood). He received his J.D. from University of Southern California Law School.

        Thomas G. Tachovsky, Ph.D. joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation, Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D degree in microbiology from the University of Rochester School of Medicine.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR WILSON S. BENJAMIN, JOSEPH R. IANELLI AND BRUCE R. MANNING, AS CLASS II DIRECTORS.

        It is the intention of the persons named in the accompanying proxy card to vote the shares represented thereby in favor of election of the proposed directors unless otherwise instructed in the proxy card.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table lists the names, ages and positions of our executive officers and directors:

Name	Age	Position
Thomas G. Tachovsky	55	President, Chief Executive Officer and Director
Higgins D. Bailey	72	Chairman of the Board
Patricia G. Kriss	51	Chief Financial Officer, Vice President—Finance & Administration, Secretary and Treasurer
Wilson S. Benjamin	58	Director
Paul V. Maier	54	Director
Randall L. Carpenter	49	Director
Joseph R. Ianelli	63	Director
Bruce R. Manning	59	Director
Dennis K. Metzler	62	Director

        Biographical information for all of the members of our board of directors was provided above. Patricia G. Kriss is our only executive officer who is not a member of our board of directors.

        Patricia G. Kriss joined us in January 2000 from Kendall-Jackson Winery, where she was employed since 1995, serving initially as Director of Finance and since 1997, as Corporate Treasurer. From 1984 to 1994, she was employed by Bay View Federal Bank where she held a number of increasingly responsible management positions, ultimately becoming Senior Vice President of Finance. Earlier in her career, Ms. Kriss served as Chief Financial Officer of Atlantex Industries, a manufacturing, sales, and distribution company, and Vice President of Harris, Bretall & McEldowney, Inc. an investment management firm located in San Francisco. Ms. Kriss received a B.S in Business from the University of Missouri and M.B.A. degree in finance from the College of Notre Dame.

        All members of our board of directors hold office until the election and qualification of their successors, or until death, resignation or removal. Wilson S. Benjamin, Randall L. Carpenter, Joseph R. Ianelli, Paul V. Maier, Bruce R. Manning and Dennis K. Metzler are independent directors. Officers serve at the discretion of the our board of directors.

SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning compensation paid to our executive officers for the calendar years 1999, 2000 and 2001.

				Long-term Compensation Awards
	Annual Compensation
Name and Position				Restricted Stock Awards	Options & SARs	Other Compensation
	Year	Salary($)	Bonus($)
Thomas G. Tachovsky, President and CEO Since 11/99(1)	2001	$220,000	-0-	-0-	123,200	-0-
Patricia G. Kriss, Chief Financial Officer, Vice President of Finance & Administration, Secretary and Treasurer since 6/00(2)	2001	$137,500	-0-	-0-	109,500	-0-
Thomas G. Tachovsky, President and CEO since 11/99(1)	2000	$200,000	-0-	-0-	-0-	-0-
Patricia G. Kriss, Treasurer from 1/00 to 6/00 Chief Financial Officer, Vice President of Finance & Administration, Secretary and Treasurer since 6/00(2)	2000	$100,000	-0-	-0-	20,000	-0-
Thomas G. Tachovsky, President and CEO since 11/99(1)	1999	22,051	-0-	-0-	380,000	-0-
Donald Hunter, CEO from 5/99 to 11/99(3)	1999	-0-	-0-	-0-	277,500	-0-

(1)
Dr. Tachovsky received options to purchase 400,000 shares of our common stock at $5.00 per share of which 100,000 shares became exercisable upon completion of the Phase IIIA trial and submission of the trial results to the FDA; 150,000 shares become exercisable upon submission of the NDA, and 150,000 shares upon approval of the NDA. Dr. Tachovsky subsequently assigned 20,000 of these options to Patricia G. Kriss, our Chief Financial Officer. The options expire five years from the date they become exercisable. During 2001 Dr. Tachovsky was granted options to purchase 100,000 shares of our common stock at $2.05 per share exercisable upon the completion of the Phase II/III trial and submission of the trial results to the FDA. Dr. Tachovsky was also granted options to purchase 23,200 shares of our common stock at $1.00 per share as a performance bonus for the year ended December 31, 2000. The options expire five years from the date they become exercisable.

(2)
Ms. Kriss was granted 20,000 shares as assigned by Dr. Tachovsky, all of which vested upon the completion of the Phase IIIA clinical trial and the submission of the trial results to the FDA. During 2001, Ms. Kriss was granted options to purchase 95,000 shares of our common stock at $2.05 per share exercisable upon the completion of the Phase II/III trial and submission of the trial results to the FDA. Ms. Kriss was also granted options to purchase 14,500 shares of our common stock at $1.00 per share as a performance bonus for the year ended December 31, 2000. The options expire five years from the date they become exercisable.

(3)
Mr. Hunter received options to purchase 217,500 shares of our Common Stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period of July 1, 1998 through November 30, 1999. In August 1999, we also granted Mr. Hunter options to purchase 120,000 shares of our Common Stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered. In February 1998, Mr. Hunter was granted an option to purchase 60,000 shares of Common Stock, exercisable at $3.00 per share for a period of ten years, for services rendered in 1998.

Options Granted to Directors and Executive Management

        In 2001 our directors were granted a total of 206,669 options to purchase our common stock exercisable at prices from $1.00 to $2.00 per share for a period of five years. The options were fully vested as of April 1, 2002.

        In 2001 our executive officers were granted a total of 232,700 options to purchase our common stock. Options to purchase 37,700 shares of our common stock represent performance bonuses and are exercisable at $1.00 per share for a period of five years. The remaining options to purchase 195,000 shares of our common stock, subject to vesting on performance standards being met, are exercisable at $2.05 per share for a period of five years after vesting.

        The following table sets forth certain information regarding grants of stock options to our directors and executive officers during 2001. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of approximately 100%, risk-free interest rate of 1.50%-3.25%, and an expected life of two to four years. None of the following options have been exercised.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Directors & Executives	Exercise Price($)	Grant Date	Grant Date Present Value
Higgins D. Bailey	23,334	5.31	$2.00	6/01	$35,000
Higgins D. Bailey	40,000	9.10	$1.00	6/01	$40,000
Wilson S. Benjamin	23,334	5.31	$2.00	6/01	$35,000
Randall L. Carpenter	20,000	4.55	$2.00	6/01	$15,000
Joseph R. Ianelli	23,334	5.31	$2.00	6/01	$35,000
Joseph R. Ianelli	30,000	6.83	$1.00	6/01	$30,000
Patricia G. Kriss	95,000	21.62	$2.05	6/01	$110,000
Patricia G. Kriss	14,500	3.30	$1.00	6/01	$20,000
Paul V. Maier	20,000	4.55	$2.00	6/01	$15,000
Bruce R. Manning	16,667	3.79	$2.00	6/01	$15,000
Dennis K. Metzler	5,000	1.14	$2.00	12/01	$5,000
Thomas G. Tachovsky	100,000	22.76	$2.05	6/01	$95,000
Thomas G. Tachovsky	23,200	5.28	$1.00	6/01	$30,000

Director Compensation

        Our directors, with the exception of Thomas G. Tachovsky, receive $1,000 for each meeting of our board of directors attended in person, $500 for participation in each meeting of our board of directors by telephonic conference and $500 for participation, in person or by telephonic conference, in each committee meeting, and they are reimbursed for out-of-pocket expenses in attending meetings of our board of directors or its committees. In 2001, each director in service prior to March 14, 2000 received options to purchase 20,000 shares of our common stock for each year of service as a director. Pursuant to the requirements of blue sky laws in several states in connection with the March 2000 secondary public offering, we were not able to grant additional options to directors appointed between March 14, 2000 and March 14, 2001. Therefore, in lieu of director's options, Paul V. Maier and Randall L. Carpenter each accrued 667 shares of our common stock for each month of service as directors between January 1, 2001 and March 14, 2001. After March 14, 2001, Paul V. Maier and Randall L. Carpenter received options to purchase 15,000 shares of our common stock for the remainder of 2001.

Executive Employment Agreements

        We entered into an employment agreement with Thomas G. Tachovsky on December 1, 1999, under which Dr. Tachovsky serves as our president and chief executive officer. Dr. Tachovsky was granted options in conjunction with his employment agreement to purchase up to 400,000 shares of our common stock at a purchase price of $5.00 per share. Of those shares, 100,000 shares vest upon the completion of the Phase IIIA Clinical Trial and a report submission to the Food and Drug Administration, 150,000 shares vest upon the completion of the Phase IIIB Clinical Trial and when a new drug application is submitted to the Food and Drug Administration, and 150,000 shares vest upon approval of the new drug application. Dr. Tachovsky assigned options to purchase 20,000 shares of our common stock to Patricia G. Kriss, our chief financial officer. In the event of a change of control, merger or consolidation, all unvested options become fully vested at the effective date of the merger, consolidation or change of control. Dr. Tachovsky's employment agreement may be terminated by either party at any time, with or without cause, by providing written notice and is not for any specific period of time. In the event of termination of the employment agreement, all non-vested options will also terminate.

Meetings and Committees of the Board of Directors

        Our board of directors held a total of six meetings during the fiscal year ended December 31, 2001. Each incumbent director attended at least 75% of the meetings of our board of directors while he was director.

        We have five standing committees: the executive committee, the audit committee and the compensation & benefits committee, the scientific committee and the legal & insurance committee.

Executive Committee

        Our executive committee was formed to attend to and report to our board of directors on day-to-day operating, financial, regulatory and other matters. The committee consists of Higgins D. Bailey, Joseph R. Ianelli, Thomas G. Tachovsky and Patricia G. Kriss. The duties of the executive committee members are in addition to their duties as members of our board of directors.

Audit Committee

        Our audit committee was formed in March 2000 pursuant to the audit committee charter which was included with our 2000 proxy statement. Our audit committee attends to and reports to our board of directors with respect to matters regarding our independent public accountants, including, without limitation: annual review of its charter; recommending the firm to be engaged as our independent public accountants for the next fiscal year; reviewing with our independent public accountants the scope and results of its audit and any related management letter; consulting with our independent public accountants and our management with regard to our accounting methods and adequacy of our internal accounting controls; approving the professional services rendered by our independent public accountants; reviewing the independence, management consulting services and fees of our independent public accountants; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources, and preparing and supervising the Securities and Exchange Commission reporting requirements as set forth in the section entitled "Report of the Audit Committee." Our audit committee currently consists of Paul V. Maier, Wilson S. Benjamin and Joseph R. Ianelli, who are all independent directors. Our audit committee is required to meet at least four times in each fiscal year.

Compensation & Benefits Committee

        Our compensation & benefits committee was formed to attend to and report to our board of directors with respect to the appropriate compensation of our directors and executive officers and is responsible for administering all of our employee benefit plans. The Compensation Committee currently consists of Joseph R. Ianelli, Wilson S. Benjamin and Thomas G. Tachovsky.

Scientific Committee

        The scientific committee was formed by the board of directors to attend to and report to the board of directors with respect to clinical trials and scientific issues. The scientific committee currently consists of Thomas G. Tachovsky, Randall L. Carpenter and Bruce R. Manning.

Legal & Insurance Committee

        The legal & insurance committee was formed to attend to and report to the board of directors with respect to legal matters such as contracts and other legal matters and to assist management with respect to insurance coverage, including directors and officers liability insurance. The legal and insurance committee currently consists of Dennis K. Metzler, Joseph R. Ianelli and Paul V. Maier.

RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

        We sublease approximately 800 square feet of office space from Thomas T. Anderson, one of our principal shareholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located.

        In January 1998, we granted James E. Wynn, Ph.D. who at that time and until May 2001 was one of our directors, a non-exclusive right for five years to develop both improved products and new products from our proprietary and confidential information. Improved products are those that contain the same active ingredients as Esterom® solution, but that are formulated differently. New products are those which are developed from cocaine or a derivative and are separately patentable. We will have all rights to the improved and new products. Dr. Wynn will receive a two percent royalty on the net commercial sales of any improved products he develops. The royalty percentage on any new products he develops is to be determined through negotiation. If agreement is not reached, the royalty is to be determined by an arbitrator with pharmaceutical industry experience. We are currently in arbitration with Dr. Wynn regarding this contract.

        At the time of these transactions we did not have any independent directors. However, these transactions were believed to be as favorable as could have been obtained from any third party and were approved by our directors who did not have an interest in the transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, executive officers and persons who own more than 10% of our common stock complied with their reporting obligations under Section 16(a) of the Exchange Act of 1934 during the last fiscal year.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our board of directors has selected Deloitte & Touche LLP to serve as our independent accountants for the fiscal year ending December 31, 2002. That firm has audited our financial statements since December 11, 2000. Our board of directors considers Deloitte & Touche LLP to be well qualified. Although it is not required to do so, our board of directors is submitting its selection of our independent accountants for ratification at the annual meeting in order to ascertain the views of shareholders regarding our selection. If the selection is not ratified, our board of directors will reconsider its selection.

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of our financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year were $59,200.

Financial Information Systems Design and Implementation Fees

        Deloitte & Touche did not render any services for us in 2001 for financial information systems design and implementation.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered during 2001, other than the services described above under "Audit Fees," were $2,650. These fees consisted primarily of services performed in connection with tax preparation and tax advisory services.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP TO AUDIT OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

        It is the intention of the persons named in the accompanying form of proxy card to vote the shares represented thereby in favor of such ratification unless otherwise instructed in the proxy card.

        A representative of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

FINANCIAL STATEMENTS AND INFORMATION

        Our financial statements for the fiscal year ended December 31, 2001 were included in the our Form 10-KSB filed with the Securities and Exchange Commission on March 15, 2002. A copy of the Form 10-KSB is available on the Securities and Exchange Commission's Website at www.sec.gov and is also available upon request at our offices by writing to Entropin, Inc. 45926 Oasis Street, Indio, CA 92201, Attn: Patricia G. Kriss, Chief Financial Officer or calling her at (760) 775-8333.

REPORT OF THE AUDIT COMMITTEE

        Our audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under our audit committee's charter. To carry out its responsibilities, the audit committee met five times during fiscal year 2001.

        In overseeing the preparation of our financial statements, our audit committee has discussed, with both our management and our outside auditors, our financial statements prior to their issuance and discussed significant accounting issues. Our management advised our audit committee that all our financial statements were prepared in accordance with generally accepted accounting principles, and our audit committee discussed the statements with both our management and our outside auditors. Our audit committee's review included discussion with our outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). With respect to our outside auditors, our audit committee has discussed with the auditors the auditors' independence and has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. Our audit committee has also considered whether the provision of services by Deloitte & Touche LLP that are not related to the audit of our financial statements, including without limitation the provision of other non-audit services, is compatible with maintaining independence.

        Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors that our financial statements for the fiscal year ended December 31, 2001 be included in our Annual Report on Form 10-KSB, for filing with the Securities and Exchange Commission. Our management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing our financial statements. The members of our audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of our audit committee rely, without independent verification, on the information provided to them and on the representations made by our management and our independent auditors.

Submitted by the audit committee:

Paul V. Maier (Chairman)
Wilson S. Benjamin
Joseph R. Ianelli

        The foregoing report of our audit committee should not be incorporated by reference in any previous or future documents we file with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act, except to the extent that we specifically incorporate this report by reference in any such document.

PROPOSAL 3

APPROVAL OF REINCORPORATION IN DELAWARE

        Our board of directors has recommended that our state of incorporation be changed from Colorado to Delaware. Reincorporation in Delaware will not result in any change in our business, management, assets, liabilities or net worth. Reincorporation in Delaware will allow us to take advantage of the corporate laws of Delaware. The purposes and effects of the proposed change are summarized below.

        Our board of directors believes that the reincorporation will provide greater flexibility for both our management and our business.

        Delaware is a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations thereby providing greater predictability with respect to corporate legal affairs. In addition, many investors and securities professionals are more familiar and comfortable with Delaware corporations than corporations governed by the laws of other jurisdictions, even where the laws are similar.

        In order to effect our reincorporation in Delaware, we will be merged into a newly formed, wholly owned subsidiary of ours incorporated in Delaware. Prior to the merger, our Delaware subsidiary will not have engaged in any activities except in connection with the reincorporation. The mailing address of our Delaware subsidiary's principal executive offices and its telephone number are the same as ours. As part of its approval and recommendation of our reincorporation in Delaware, our board of directors has approved, and recommends that you vote for the approval of a merger agreement pursuant to which we will be merged with and into our Delaware subsidiary. The full texts of the merger agreement and the certificate of incorporation and bylaws of our Delaware subsidiary are attached as Annex A, Annex B and Annex C. The discussion contained in this proxy statement is qualified in its entirety by reference to those documents. We urge you to carefully read each of those documents in their entirety because they are the only documents that spell out the legal rights related to the reincorporation.

        In the following discussion of the proposed reincorporation, the term "Entropin-CO" refers to us as currently organized as a Colorado corporation; the term "Entropin-DE" refers to our new wholly owned Delaware subsidiary that will be the surviving corporation after the completion of the reincorporation; and the terms "we," "our" and "us" includes either or both, as the context may require without regard to the state of incorporation.

        Upon shareholder approval of the reincorporation and upon acceptance for filing of the appropriate merger documents by the Secretary of State of the State of Delaware and the Secretary of State of the State of Colorado, Entropin-CO will be merged with and into Entropin-DE pursuant to the merger agreement, resulting in a change in our state of incorporation. We will then be subject to the Delaware General Corporation Law and the certificate of incorporation and bylaws attached to this document. At the effective time of the reincorporation, each outstanding share of common stock of Entropin-CO automatically will be converted into one share of common stock of Entropin-DE. Outstanding options and warrants to purchase shares of common stock of Entropin-CO will be converted into options and warrants to purchase the same number of shares of the common stock of Entropin-DE.

        IT WILL NOT BE NECESSARY FOR YOU TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF ENTROPIN-DE. OUTSTANDING STOCK CERTIFICATES SHOULD NOT BE DESTROYED OR SENT TO US.

COMPARISION OF RIGHTS OF ENTROPIN-CO SHAREHOLDERS
AND ENTROPIN-DE STOCKHOLDERS

        We are a Colorado corporation and the Colorado Business Corporation Act and our amended and restated articles of incorporation and our amended and restated bylaws govern the rights of our shareholders. Entropin-DE is a Delaware corporation and the rights of it stockholders are governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of Entropin-DE. Any differences in the rights of holders of Entropin-CO common stock and Entropin-DE common stock arise from differences between Colorado and Delaware law and differences between our amended and restated articles of incorporation and our amended and restated bylaws and Entropin-DE's certificate of incorporation and bylaws. Upon completion of the reincorporation, holders of our common stock will become holders of Entropin-DE's common stock and your rights will be governed by Delaware law, Entropin-DE's certificate of incorporation and bylaws.

        This section does not include a complete description of all differences between the rights of our shareholders and the stockholders of Entropin-DE, nor does it include a complete description of the rights of our shareholders or the stockholders of Entropin-DE. In addition, the identification of some of the differences as material is not intended to indicate that other differences that are equally important do not exist. You are urged to read carefully the relevant provisions of Colorado and Delaware law, as well as our amended and restated articles of incorporation and our amended and restated bylaws and Entropin-DE's certificate of incorporation and bylaws. The following table summarizes the differences.

Rights	Entropin-CO	Entropin-DE
Capitalization
The authorized capital stock of Entropin-CO consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 3,210,487 are designated Series A preferred stock and 400,000 are designated Series B preferred stock. There were 9,863,920 shares of common stock, 3,210,487 shares of Series A Preferred Stock, and 168,500 shares of Series B Preferred Stock issued and outstanding at the close of business on , 2002.
The authorized capital stock of Entropin-DE consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 3,210,487 shares are designated Series A preferred stock and 400,000 are designated Series B preferred stock.
There was 1 share of common stock and no shares of preferred stock issued and outstanding at the close of business on , 2002.
Voting rights	Each share of common stock has one vote. The Series A preferred stock and Series B preferred stock have no voting rights. There is no cumulative voting.	Each share of common stock has one vote. The Series A preferred stock and Series B preferred stock have no voting rights. There is no cumulative voting.
	The remainder of the preferred stock will have such rights as determined by the board of directors.	The remainder of the preferred stock will have such rights as determined by the board of directors.
Series A preferred stock	Annual dividends of 8% of $1.00 will accrue on each share of Series A preferred stock. The dividend is noncumulative.	Annual dividends of 8% of $1.00 will accrue on each share of Series A preferred stock. The dividend is noncumulative.
	The outstanding shares of Series A preferred stock will be mandatorily redeemed each year prior to January 16, 2005 as follows:	The outstanding shares of Series A preferred stock will be mandatorily redeemed each year prior to January 16, 2005 as follows:
•
	The board of directors will designate an amount of available funds, if any, to be paid for the redemption of Series A preferred stock. The available funds are an amount equal to more than 20% but less than 50% of the corporation's earnings.	•
The board of directors will designate an amount of available funds, if any, to be paid for the redemption of Series A preferred stock. The available funds are an amount equal to more than 20% but less than 50% of the corporation's earnings.

	• The redemption price of the Series A preferred stock will be $1.00 per share.	• The redemption price of the Series A preferred stock will be $1.00 per share.
	The corporation may redeem all outstanding shares of Series A preferred stock at any time at its election for $1.00 per share.	The corporation may redeem all outstanding shares of Series A preferred stock at any time at its election for $1.00 per share.
	Any shares of Series A preferred stock that are outstanding as of January 16, 2005 will be automatically canceled.	Any shares of Series A preferred stock that are outstanding as of January 16, 2005 will be automatically canceled.

In the event of a liquidation prior to January 16, 2005, the holders of Series A preferred stock are entitled to $1.00 per share prior to any distribution to holders of common stock and Series B preferred stock.
In the event of a liquidation prior to January 16, 2005, the holders of Series A preferred stock are entitled to $1.00 per share prior to any distribution to holders of common stock and Series B preferred stock.
Series B preferred stock	Annual dividends of $0.50 per share will accrue on each share of Series B preferred stock. The dividends are payable annually in either cash or common stock. The dividends are cumulative.	Annual dividends of $0.50 per share will accrue on each share of Series B preferred stock. The dividends are payable annually in either cash or common stock. The dividends are cumulative.
	Series B preferred stock is convertible at any time at the option of the holder into a number of shares of common stock equal to $5.00 plus accrued and unpaid dividends divided by $5.00.	Series B preferred stock is convertible at any time at the option of the holder into a number of shares of common stock equal to $5.00 plus accrued and unpaid dividends divided by $5.00.
	As of July 15, 2003 all issued and outstanding shares of Series B preferred stock must be redeemed at $5.00 per share plus accrued and unpaid dividends.	As of July 15, 2003 all issued and outstanding shares of Series B preferred stock must be redeemed at $5.00 per share plus accrued and unpaid dividends.
	The corporation may redeem all outstanding shares of Series B preferred stock at any time at its election for $5.00 per share plus accrued and unpaid dividends.	The corporation may redeem all outstanding shares of Series B preferred stock at any time at its election for $5.00 per share plus accrued and unpaid dividends.
	Any shares of Series B preferred stock that are outstanding as of July 15, 2003 will be automatically canceled.	Any shares of Series B preferred stock that are outstanding as of July 15, 2003 will be automatically canceled.
	In the event of a liquidation prior to July 15, 2003, the holders of Series B preferred stock are entitled to $5.00 per share prior to any distribution to holders of common stock.	In the event of a liquidation prior to July 15, 2003, the holders of Series B preferred stock are entitled to $5.00 per share prior to any distribution to holders of common stock.
Warrants	The corporation has issued 2,000,000 warrants to purchase 2,000,000 shares of common stock. The warrants are exercisable at $10.50 per share and expire on March 14, 2005.	There are no warrants outstanding, but upon the merger all Entropin-CO warrants will become exercisable for shares of Entropin-DE common stock.

The warrants are exercisable at any time if not redeemed.
The warrants are redeemable by the corporation at any time after March 14, 2001 at $0.25 per share if the closing bid price of the common stock on each of the 10 consecutive trading days preceding the notice of redemption is greater than or equal to $17.25. Such redemption requires 30 days prior written notice, during which time holders may elect to exercise the warrants, sell the warrants or allow the warrants to be redeemed.

Number and election of directors
The bylaws provide that the number of directors is between 3 and 12 with the exact number fixed by the board of directors. There are currently eight members, divided into three classes with only one class of directors standing for election each year.
The bylaws provide that the number of directors is fixed by the board of directors, but an increase of more than one must be approved by two-thirds of (a) each class of directors or (b) two-thirds stockholder vote.
There are currently eight members, divided into three classes with only one class of directors standing for election each year.
	A vote of a majority of shareholders can change the board classification and size provisions of the certificate of incorporation and bylaws.	A vote of two-thirds of stockholders can change the board classification and size provisions of the certificate of incorporation and bylaws.
Vacancies on the board of directors	The bylaws provide that vacancies are filled by a majority of remaining directors.	The bylaws provide that vacancies are filled by a majority of remaining directors.
	A director may be removed with or without cause by a majority vote of shareholders.	A director may only be removed for cause and upon two-thirds vote of stockholders.
Power to call special meetings	The bylaws provide that the chief executive officer will call a special meeting upon the request of 10% of shareholders.	The certificate of incorporation and bylaws deny stockholders a right to call special meetings.
Action by written consent of stockholders	The bylaws provide that shareholders may act by written consent.	The certificate of incorporation and bylaws provide that stockholders may not act by written consent.
Amendment of organizational documents	The articles of incorporation and bylaws can be amended with a majority vote of shareholders.
The bylaws can be amended by a two-thirds vote of stockholders. The certificate of incorporation can be amended by a majority vote of stockholders, except two-thirds vote is required to change provisions relating to:
• the number of members, term of office, vacancies, classes and elections for the board of directors;
• annual and special stockholder meetings; and
• indemnification of directors.
State anti-takeover statute	None.
Entropin-DE is governed by Section 203 of the Delaware General Corporation Law.
Section 203 provides that a corporation may not engage in certain business combinations with persons who acquire 15% or more of the corporation's voting stock, thereby becoming an interested stockholder, for a period of three years following the date the person becomes an interested stockholder.
The rule does not apply, if:
• the board approves the transaction prior to the person becoming an interested stockholder
• prior to commencing the business combination the interested stockholder already owns at least 85% of the outstanding voting stock of the corporation

• the board and two-thirds of the outstanding voting stock (other than stock owned by the interested stockholder) approve the business combination
Advance notice of stockholder proposals	None.
The bylaws provide that the corporation must receive a stockholder proposal no earlier than 120 days and no later than 90 days prior to the anniversary date of the previous year's annual stockholder meeting.
Limitation on director liability	Directors' liability is limited to the fullest extent permitted by law.	Directors' liability is limited to the fullest extent permitted by law.

There can be no limitation on liability where a director is found liable to a corporation in an action brought by the corporation or where a director is found to have derived an improper personal benefit.
There can be no limitation on liability for breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, payment of unlawful dividends or unlawful stock repurchases or where a director is found to have derived an improper personal benefit.
Indemnification of directors and officers	Indemnification is provided to the fullest extent permitted by law.	Indemnification is provided to the fullest extent permitted by law.

A director is indemnified when a majority of a disinterested quorum of directors, an independent legal counsel or a majority of shareholders find that a director acted in good faith, believed his or her conduct was in the best interest of the corporation and he or she had no reason to believe his or her conduct was criminal.
A director is indemnified when a majority of a disinterested quorum of directors, an independent legal counsel or a majority of shareholders find that a director acted in good faith and believed that his or her conduct was in the best interest of the corporation.
	A corporation must indemnify a director for his or her expenses when such director has successfully defended an action, claim, matter or issue, on the merits or otherwise.	A corporation must indemnify a director for his or her expenses when such director has successfully defended an action, claim, matter or issue, on the merits or otherwise.
	A court may grant indemnification if a director is entitled under law or under all the facts and circumstances, it is deemed fair.	A corporation may provide indemnification in excess of that provided by statute.
Officers, employees, fiduciaries and agents can be indemnified to the same extent as a director or to a greater extent as long as it does not violate public policy.
Inspection of shareholder list and information rights
	A shareholder may inspect the record of shareholders and other corporate records if the shareholder has been a shareholder for at least 3 months and the demand is made in good faith and for a proper purpose reasonably related to such person's interests as a shareholder.	A stockholder may inspect the stock ledger and other corporate records if pursuant to a proper purpose reasonably related to such person's interests as a stockholder.
Consideration for issuance of shares	Shares may be issued for tangible or intangible property or benefit to the corporation.	Shares may be issued for tangible or intangible property or benefit to the corporation.

	Shares may not be issued for a promissory note unless the note is negotiable and secured by collateral.	No provision restricts the issuance of shares in exchange for a promissory note.
	Shares with par value may be issued for less than par value.	Shares with par value may not be issued for less than par value.
Dividends and repurchases of shares
	Dividends may be paid or shares repurchased, unless the corporation would be unable to pay its debts or total assets would be less than sum of total liabilities plus amount of any preferences payable on shares superior to the shares receiving the dividends.	Dividends may be paid or shares repurchased out of surplus, or if not surplus, out of net profits. Cannot pay a dividend or repurchase shares if the capital of the corporation would be impaired.
Shareholder vote on mergers and other transactions	A vote of a majority of shareholders of both the acquiring and target companies is required, except if:	A vote of a majority of stockholders of both the acquiring and target companies is required, except if:
	• the merger agreement does not amend the existing articles of incorporation	• stockholders of the surviving corporation or acquiring corporation immediately prior to merger will own immediately after merger more than 80% of the voting power of the surviving corporation
• each share of the surviving corporation outstanding immediately before merger is identical after the merger
• no shares of common stock of the surviving corporation are to be issued
• the authorized, unissued shares of the surviving corporation to be issued do not exceed 20% of total shares outstanding prior to the merger
Interested director transactions
An interested director transaction is not void or voidable if a majority of shareholders or a majority of disinterested directors approve the transaction in good faith after full disclosure of material facts or the transaction is fair to the corporation.
An interested director transaction is not void or voidable if a majority of stockholders or a majority of disinterested directors approve in good faith after full disclosure of material facts or the contract or transaction is fair to the corporation. The fairness of the transaction is judged at the time the transaction is authorized.
Loans to directors and officers	A corporation may not make a loan to a director or officer until 10 days after notice of such loan is given to all shareholders.	A corporation may make a loan to a director or officer if, in the board's judgment, the loan would benefit the corporation.
Shareholder derivative suits
	A shareholder may bring an action only if a shareholder was a shareholder at the time of the transaction in question. A corporation may force a shareholder to put up a security bond if a shareholder does not own 5% of the total shares of the corporation or the market value of the shareholder's shares are less than $25,000.	A stockholder may bring an action only if the stockholder was a stockholder at the time of the transaction in question. There is no bonding requirement.

DESCRIPTION OF ENTROPIN-DE CAPITAL STOCK

        Entropin-DE's authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share, issuable in series. The following is a brief description of Entropin-DE's common and preferred stock and does not describe all provisions of Entropin-DE's certificate of incorporation or bylaws or Delaware law applicable to Entropin-DE. For a more thorough understanding of the terms of Entropin-DE's capital stock, you should refer to Entropin-DE's certificate of incorporation and bylaws, which are included as exhibits to this proxy.

COMMON STOCK

        Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a result, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of Entropin-DE's liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions. Under the Delaware General Corporation Law, stockholders owning 15% or more of the voting power of some Delaware corporations, including Entropin-DE, are prohibited from engaging in mergers or other business combinations with the corporation, for a period of three years after the stockholder first acquired at least 15% of the voting power, subject to important exceptions. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of the reincorporation will be fully paid and non-assessable.

PREFERRED STOCK

        Series A Preferred Stock.    Of Entropin-DE's 20,000,000 shares of authorized preferred stock, 3,210,487 shares are currently designated Series A preferred stock. Holders of Series A preferred stock are not entitled to vote on any matters to be voted upon by stockholders. Subject to preferences that may be applicable to any then-outstanding shares of senior preferred stock, holders of Series A preferred stock are entitled to receive ratably noncumulative annual dividends of 8%, payable when declared by the board of directors out of funds legally available for that purpose. In the event of Entropin-DE's liquidation, dissolution or winding up prior to January 16, 2005, the holders of Series A preferred stock are entitled to $1.00 per share prior to any distribution to holders of the common stock or Series B preferred Stock. The Series A preferred stock will be mandatorily redeemed each year at $1.00 per share out of an amount of available funds determined by the board of directors. Any shares of Series A preferred stock not redeemed by January 16, 2005 will be automatically canceled. The Series A preferred stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of Series A preferred stock are fully paid and non-assessable, and the shares of Series A preferred stock to be issued upon completion of the reincorporation will be fully paid and non-assessable.

        Series B Preferred Stock.    Of Entropin-DE's 10,000,000 shares of authorized preferred stock, 400,000 shares are currently designated Series B preferred stock. Holders of Series B preferred stock are not entitled to vote on any matters to be voted upon by stockholders. Subject to preferences that may be applicable to any then-outstanding shares of senior preferred stock, holders of Series B preferred stock are entitled to receive ratably cumulative annual dividends of $0.50 per share, payable yearly in either cash or common stock. In the event of Entropin-DE's liquidation, dissolution or winding up prior to July 15, 2003, the holders of Series B preferred stock are entitled to $5.00 per share prior to any distribution to holders of the common stock. As of July 15, 2003, the Series B preferred stock will be redeemed at $5.00 per share plus accrued and unpaid dividends. Any shares of Series B preferred stock not redeemed by July 15, 2003 will be automatically canceled. The Series B preferred stock may be converted at any time at the option of the holder into a number of shares of common stock equal to $5.00 plus accrued and unpaid dividends divided by $5.00. The Series B preferred stock has no preemptive rights or other subscription rights. All outstanding shares of Series B preferred stock are fully paid and non-assessable, and the shares of Series B preferred stock to be issued upon completion of the reincorporation will be fully paid and non-assessable.

        Entropin-DE's board of directors has the authority, without further action by the stockholders, to issue up to 16,389,513 shares of preferred stock in or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could adversely affect the voting power of holders of the common stock and the likelihood that such holders will receive dividend payments or payments upon liquidation.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

        Shareholders interested in presenting a proposal for consideration at our annual meeting of shareholders in the year 2003 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion in our 2003 proxy statement, shareholder proposals must be received by our Secretary no later than March 15, 2003. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held shares of our common stock amounting to at least $2,000 in market value or one percent of our common stock outstanding for at least one year prior to the date on which such proposals are submitted. Further, such shareholders must continue to own at least that amount of our common stock through the date on which the annual meeting is held.

TRANSACTION OF OTHER BUSINESS

        At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement. If you wish to deny the proxy holders the power to act on other matters, you must check the WITHHOLD box on the attached proxy card.

By Order of the Board of Directors
Higgins D. Bailey Chairman of the Board

                , 2002

                , 2002

ENTROPIN, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Higgins D. Bailey and Thomas G. Tachovsky, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of our stock which the undersigned is entitled to vote at our annual meeting of shareholders to be held at Indian Wells Resort Hotel, 76661 Highway 111, Indian Wells, California 92210 on Friday, June 14, 2002 at 9:00 a.m. Pacific Daylight Time, and at any adjournment thereof (i) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in our proxy statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF ALL PROPOSALS CONTAINED IN THE PROXY STATEMENT.

        A vote FOR the following proposals is recommended by the Board of Directors:

1.	To elect the following nominees as proposed in the proxy statement to serve as Class II directors for a three year term as required by the articles of incorporation
	Wilson S. Benjamin	/ / FOR ALL	/ / WITHHOLD ALL	/ / FOR ALL EXCEPT
Joseph R. Ianelli
Bruce R. Manning
To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:

2.	To ratify the selection of Deloitte & Touche, LLP as independent auditors of the Company for the year ending December 31, 2001;
		/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	To approve the Company's reincorporation in Delaware;
		/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	To grant the proxies discretionary authority.
		/ / GRANT	/ / WITHHOLD

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. / /

          ____________________________________________

          ____________________________________________

          ____________________________________________

        Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

        Do you plan to attend the Annual Meeting on June 14, 2002: / / YES    / / NO

Date

Signature(s)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

QuickLinks

GENERAL
REVOCABILITY OF PROXY
SOLICITATION
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
RELATED PARTY AND OTHER MATERIAL TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
FINANCIAL STATEMENTS AND INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 3 APPROVAL OF REINCORPORATION IN DELAWARE
COMPARISION OF RIGHTS OF ENTROPIN-CO SHAREHOLDERS AND ENTROPIN-DE STOCKHOLDERS
DESCRIPTION OF ENTROPIN-DE CAPITAL STOCK
SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS